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                                    Guaranty


          1. Loan. Direct Connect International, Inc. ("Lender"), having an office at P. O. Box 14 Hawthorne, New Jersey 07057, has this day made a loan to Omnet Technology Corp. (Borrower) in the amount of $300,000, evidenced by a promissory note (the "Note") in that amount (the "Loan").

          2. Guaranty of Payment. Guarantors Murray Huberfeld and David Bodner jointly and severally guarantee prompt payment in accordance with the terms of the Note of the sum of $150,000, together with fifty percent (50%) of all accrued interest, Guarantor Robert Cohen individually guarantees prompt payment in accordance with the terms of the Note of the sum of $75,000, together with twenty-five (25%) of all accrued interest, and Guarantor Thomas L. DePetrillo individually guarantees prompt payment in accordance with the terms of the Note of the sum of $75,000, together with twenty-five percent (25%) of all accrued interest.

          3. Remedies of Lender. Lender is not required to seek payment from borrower before seeking paymentfrom Guarantors. Guarantors waive demand, presentment for payment, protest, notice of protest, nonpayment and default.

Dated: August 20, 1998



                                                 /S/ DAVID BODNER
                                                     ------------
                                                     DAVID BODNER


                                                 /S/ MURRAY HUBERFELD
                                                     ----------------
                                                     MURRAY HUBERFELD


                                                 /S/ ROBERT COHEN
                                                     ------------
                                                     ROBERT COHEN


                                                 /S/ THOMAS L. DEPETRILLO
                                                     --------------------
                                                     THOMAS L. DEPETRILLO